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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

EncrypTix, Inc. Contact

Jim Rowan

President and CEO

(310) 955-4600



ENCRYPTIX, INC. CEASES ITS OPERATIONS


El Segundo, Calif. - March 12, 2001 - EncrypTix, Inc., a majority-owned subsidiary of Stamps.com, Inc. (STMP), today announced that its Board of Directors has voted to adopt a plan of liquidation and that the company has ceased its operations. The privately-held EncrypTix has received all necessary shareholder approvals and has effected an assignment of its assets for the benefit of creditors. EncrypTix has taken this action due to the inability to secure additional funding.



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